UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on May 12, 2020, Marin Software Incorporated (the "Company") received loan proceeds of $3,319,600 under the Paycheck Protection Program (the “PPP”). The PPP was established as part of the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") and is administered by the U.S. Small Business Administration ("SBA"). The PPP loan was evidenced by a promissory note (the "Note"), dated May 5, 2020, between the Company, as Borrower, and Harvest Small Business Finance, LLC, as Lender (the "Lender"). The interest rate on the Note was 1% per annum and was scheduled to mature on May 12, 2022.

Under the terms of the CARES Act, PPP loan recipients can apply for and the SBA can grant forgiveness of all or a portion of loans made pursuant to the PPP, plus any accrued interest thereon, if the recipients have used the PPP loan proceeds for eligible purposes. The Company applied for forgiveness of its PPP loan during the first quarter of 2021.

On January 28, 2022, the Company received notification from the Lender that the SBA approved forgiveness of the Company's PPP loan in the amount of $3,117,475 in principal and $52,869 in accrued interest. The partial forgiveness of the PPP loan will be recognized during the Company’s first quarter ending March 31, 2022. On February 14, 2022, the Company remitted a payment of $205,719 to repay in full all remaining principal and accrued interest thereon, and to terminate all commitments and obligations under the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: February 17, 2022	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer